SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 1998

                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                     0-12957                   22-2372868
(State or other jurisdiction       (Commission                (IRS EMPLOYER
     or incorporation)              File Number)              Identification)



   20 Kingsbridge Road, Piscataway, New Jersey              08854
    (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code       (732) 980-4500


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.  Other Events

     Enzon, Inc. (the "Company") has filed a patent infringement suit in Federal Court in New Jersey against Shearwater polymers, Inc., ("Shearwater") for infringement of U.S. Patent 5,643,575, one of the patents covering the Company's second generation PEG technology. The patent covers a proprietary form of polyethylene glycol ("PEG") called "Branched PEG".

     Pegylation involves the chemical combination of PEG with protein and small molecule drugs to increase their circulation time in the body and decrease their immunogenicity. Branched PEG is a unique form of high molecular weight PEG covered under the Company's patent and pending U.S. and foreign patent applications.

     Shearwater recently announced the signing of a royalty-bearing license agreement with Hoffmann-La Roche, Ltd. ("Roche"). According to the announcement, Shearwater will supply its version of branched PEG to Roche for manufacture of Roche's pegylated 40-K interferon alfa- 2a. According to Shearwater, Roche's product is in Phase III clinical trials for the treatment of hepatitis C.

     The Company manufactures two FDA approved products that utilize its first generation PEG technology, ONCASPAR(R), which is used to treat acute lymphoblastic leukemia and ADAGEN(R), a treatment for a form of severe combined immunodeficiency disease. The Company also licenses its PEG technologies to strategic partners for commercialization.

     Except for the historical information herein, the matters discussed in this Form 8-K include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors which are described in the Company's Form 10-Ks, Form 10-Qs and Form 8-Ks on file with the SEC, including without limitation, risks in obtaining and maintaining regulatory approval for expanded indications, market acceptance of an continuing demand for Enzon's products and the impact of competitive products and pricing.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: January 15, 1999
                                      ENZON, INC.
                                      (Registrant)

                                      By: /s/ Kenneth J. Zuerblis
                                         -------------------------------------
                                         Kenneth J. Zuerblis
                                         Vice President, Finance
                                         and Chief Financial  Officer (Principal
                                         Financial Officer and Principal
                                         Accounting Officer)